Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

HealthEquity, Inc.

Draper, Utah

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-227231) and Form S-8 (No. 333-197778, 333-204421, 333-210867, 333-218937, 333-225827, 333-232399) of HealthEquity, Inc. of our report dated March 18, 2019, with respect to the consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows of WageWorks, Inc. (the “Company”) for the year ended December 31, 2016, appearing in this Current Report on Form 8-K of HealthEquity, Inc.

/s/ Macias, Gini & O’Connell, LLP

Newport Beach, California

July 8, 2019